EXHIBIT 99.2

TaxMasters, Inc., formerly known as TMIRS Enterprises, LP

BALANCE SHEETS
AS OF JUNE 30, 2009 and DECEMBER 31, 2008
	2009 (unaudited)	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,999,892	$3,683,467
Short-term Investments	310,963	306,414
Accounts receivable trade, net	12,907,430	5,722,585
Note receivable	400,000	-

Total current assets	17,618,285	9,712,466

PROPERTY AND EQUIPMENT, net	154,844	192,074

INVESTMENTS	419,747	413,168

OTHER ASSETS	17,000	17,000

TOTAL ASSETS	$18,209,876	$10,334,708

LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses:	$785,889	$1,884,884
Deferred revenue	7,288,864	8,942,759
Capital Lease Obligation	48,383	71,706

Total current liabilities	8,123,136	10,899,349

LONG TERM DEBT
Capital lease obligations, net of current portions	93,921	139,193
Deferred revenue, net of current portions	15,632,824	7,954,266

PARTNERS' DEFICIT	(5,640,005)	(8,658,100)

TOTAL LIABILITIES AND PARTNERS' DEFICIT	$18,209,876	$10,334,708

See notes to financial statements.

TaxMasters, Inc., formerly known as TMIRS Enterprises, LP

STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 and 2008 (UNAUDITED)
	SIX MONTHS ENDED JUNE 30:
	2009	2008

REVENUES, net	$18,758,353	$6,410,330

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	7,734,277	4,443,669
Compensation	6,458,660	3,274,336
Depreciation	37,230	53,319

Total operating costs and expenses	14,230,167	7,771,324

INCOME (LOSS) FROM OPERATIONS	4,528,186	(1,360,994)

OTHER INCOME (EXPENSE):
Interest income	21,335	4,326
Interest expense	(19,378)	-
Other	27	24

Total other income (expense)	1,984	4,350

NET INCOME (LOSS)	$4,530,170	$(1,356,644)

See notes to financial statements.

TaxMasters, Inc., formerly known as TMIRS Enterprises, LP

STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,530,170	$(1,356,644)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	37,230	53,319
Changes in operating assets and liabilities:
Accounts receivable	(7,184,845)	(366,204)
Accounts payable and accrued liabilities	(1,098,995)	(399,651)
Deferred revenue	6,024,663	4,270,620

Net cash provided by operating activities	2,308,223	2,201,440

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(11,128)	(704,326)
Issuance of note receivable	(400,000)	-

Net cash used in investing activities	(411,128)	(704,326)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligations	(68,595)	-
Distributions to partners	(1,512,075)	(653,458)

Net cash used in financing activities	(1,580,670)	(653,458)

NET CHANGE IN CASH AND CASH EQUIVALENTS	316,425	843,656

CASH AND CASH EQUIVALENTS—Beginning of period	3,683,467	1,650,513

CASH AND CASH EQUIVALENTS—End of period	$3,999,892	$2,494,169

Supplemental schedule for cash flow information
Cash paid for interest	$38,757	$19,379

See notes to financial statements.

TaxMasters, Inc. formerly known as TMIRS Enterprises, LP

NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008

Note 1 - Basis of Presentation

The accompanying unaudited interim financial statements of TaxMasters, Inc. (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the 8-K filed with the SEC.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2008 as reported in the Form 8-K have been omitted.

Note 2 - Fair Value

In accordance with SFAS No. 157, the following table represents the Company's fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2009:

	Level 1	Level 2	Level 3	Total

Assets
Investments Short-term	$310,963	-	-	$310,963
Investments Long-term	419,747	-	-	419,747
Total Assets	$730,710	-	-	$730,710

Liabilities – N/A	-	-	-	-

Some of the Company's financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature, such as cash and cash equivalents, receivables and payables.

Note 3 – Note Receivable

On May 5, 2009, the Company entered into a one year loan agreement with a non US corporation in the amount of $400,000.  The note bears a 1% interest rate, with interest payable each six months. The note is expected to be full paid on or before June 30, 2010.

TaxMasters, Inc. formerly known as TMIRS Enterprises, LP

NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008

Note  4 – Capital Lease Obligations

The Company acquired equipment under long-term leases with two to four year terms, generally bearing interest rates from 13% to 26%.  For financial reporting purposes, the present value of the minimum lease payments has been capitalized.

Year		June 30 2009	December 31 2008
2005	Capital lease to a company in monthly installments of approximately $201 including interest, secured by computer equipment, maturing in September 2009	$119	$455
2006	Capital leases to a company in monthly installments of approximately $2,427 including interest, secured by computer equipment, with maturity dates ranging from January 2009 to June 2010.	18,853	21,065
2007	Capital leases to a company in monthly installments of approximately $4,560 including interest, secured by computer equipment, with maturity dates ranging from January to August 2010.	36,217	83,382
2008	Capital lease to a company in monthly installments of approximately $4,947 including interest, secured by computer equipment, with maturity dates ranging from January 2011 to March 2012.	87,115	105,997
	Total Lease Obligation	142,304	210,899
	Less: current portion	48,383	71,706
	Capital lease obligation, net of current portion	$93,921	$139,193

Future payments under these capital lease arrangements, which includes $97,264 in finance charges and $1,398,890 of new capital leases entered into in July 2009, are as follows:

2009	$172,405
2010	393,086
2011	336,976
2012	294,985
2013	278,530
Thereafter	162,476
Total future payments	$1,638,458
Less: amount representing interest	97,264
Less: July 2009 capital leases	1,398,890
Present value of net minimum lease payments	$142,304

TaxMasters, Inc. formerly known as TMIRS Enterprises, LP

NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008

Note 5 – Partners’ Equity (Deficit)

For the six months ended June 30, 2009 and 2008, the Company made distributions to its solelimited partner of $1,512,075 and $653,458, respectively.

Note 6 – Related Party Transactions

The Company incurs certain business development and entertainment expenses related to brand image development, employee retention, necessary entertainment, and certain expenses related to its community relations activities that are paid to companies owned by one or more of the corporate executives.  It is believed that these costs are reasonable and approximate the costs of similar activities with unrelated parties.

The Company is affiliated, through common ownership, with another company that provides the Company with advertising.  The affiliated company charged $464,356 and $150,000 for the six months ended June 30, 2009 and 2008, respectively, for advertising costs incurred.  In addition, the outstanding balances due to the affiliated company as of June 30, 2009 and December 31, 2008 were $240,000.

In addition, the Company has marketing services provided by a related entity that is owned by the Company’s management.  Marketing expenses were $272,253 and $83,938 for the six months ended June 30, 2009 and 2008, respectively.  There were no outstanding balances due to this related entity as of June 30, 2009 and December 31, 2008.
Note 7 – Commitments and Contingencies

Leases

The Company has two separate lease agreements.  The Company leased its main office space in Houston, Texas under a lease agreement that commenced in December 2006 and expires February 2014.  In addition, there were two expansion leases entered into for this property in January and March 2008 which both expire in May 2014.  The aggregate monthly lease payments are $25,162.  In July 2009, The Company entered into an additional lease agreement for office space in Houston, Texas through December 31, 2014.  Monthly lease payment under this agreement are $0 for the first six months, $67,431 for the months seven through twenty-six, $74,422 for months twenty-seven through forty-six, and $85,413 thereafter.

TaxMasters, Inc. formerly known as TMIRS Enterprises, LP

NOTES TO FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008

The future minimum lease payments are as follows:

Year Ended:
2009	$212,344
2010	1,111,118
2011	1,148,081
2012	1,204,008
2013	1,297,935
Thereafter	1,158,296
$6,131,782

Total rent expense for the six months ended June 30, 2009 and 2008 was approximately $89,600 and $97,991, respectively.

Legal Proceedings

From time to time, the Company is involved in various legal proceedings in the ordinary course of business.  Management believes that no pending legal proceedings will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

Note 8 – Subsequent Events

In August 2009, the sole shareholder of the Company sold 100% of his interest to Crown Partners, Inc. in exchange for 301,000,000 shares of common stock in Crown Partners, Inc.  In addition, the sole shareholder of the Company received 1,000 shares of preferred stock which gave him the authority to designate a majority of the Company’s board of directors for a five year period.  In addition, the sole shareholder has the right to earn up to an additional 299,000,000 shares of Crown Partners, Inc.'s common stock during the next five years based on a formula calculated on the net profits of the Company and Crown Partners, Inc.’s current board of directors and officers resigned effective with the closing and concurrently appointed the Company’s sole shareholder as a director.  This transaction will be accounted for as a reverse merger whereby the Company is considered the accounting acquirer and the historical and future financial statements will be those of the Company since Crown Partners, Inc. will discontinue their primary business activity of daily trading in the stock market.

In April 009, the Company entered into a Section 351 Contribution Agreement with TaxMasters, Inc., a newly formed Nevada corporation, pursuant to which the Company assigned to TaxMasters, Inc. all of the assets of the Company in exchange for 100,000 shares of common stock of TaxMasters, Inc.